UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200
San Diego CA 92121

(Address of principal executive offices, including zip code)

(800) 705-2919
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Effective January 13, 2022, the Company and the sole shareholder of the Series A1 Preferred shares entered into a share cancellation agreement, whereby, the sole shareholder of the Series A1 Preferred Shares agreed to the cancellation of the 1(one) share of Series A1 Preferred Shares issued and outstanding.

Item 3.01	Articles of Incorporation

Effective January 21, 2022, the, Company filed with the Nevada Secretary of State a Certificate of Amendment or Withdrawal of Designation with respect to the Series A1 Preferred Shares.

The Certificate amends certain rights and restrictions with respect to the Series A1 Preferred Shares, of which, no shares were issued and outstanding at the date of filing.

Item 8.01	Other Events

Effective January 19, 2022, 8,000 shares of Series A Preferred Stock was returned to treasury. The shares were returned at the direction of the holder of the Series A Preferred Stock. Subsequent to the cancellation, 7,774 shares of Series A Preferred Stock remain outstanding.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1*	Certificate, Amendment or Withdrawal of Designation filed with the Nevada Secretary of State on January 21, 2022.

10.1*	Share Cancellation Agreement between the Company and G7 Holdings Inc.

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: January 31, 2022	By:	/s/ Daniel Claycamp
Daniel Claycamp
Chief Operating Officer

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